UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

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                (Name of Registrant as Specified In Its Charter)
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On October 29, 2003, Charter Municipal Mortgage Acceptance Company ("CharterMac"
or the "Company") reported in a press release that it had adjourned the annual meeting of shareholders and rescheduled the annual meeting for November 17, 2003 at 10:00 a.m. at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York. In the same press release, the Company also reported that the Company's Board of Trustees will adopt certain changes to the amendment of the Company's trust agreement to clarify the leverage limitation if Proposal #5 is approved by shareholders. Both the press release and the proposed changes to the leverage limitation are set forth below.


                                  Press Release
                                  -------------


At the Company
--------------
Brenda Abuaf, Director of Shareholder Services
(800) 831-4826


      CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY ADJOURNS ANNUAL MEETING
                                OF SHAREHOLDERS


NEW YORK, NY - October 29, 2003 - Charter Municipal Mortgage Acceptance Company ("CharterMac" or the "Company"; AMEX:CHC) today announced that it adjourned the annual meeting of shareholders called for the purpose of considering the following proposals: (1) issuance of securities in connection with the acquisition of Related Capital Company; (Proposal #1); (2) amendment of the Company's trust agreement in connection with the acquisition (Proposal #2); (3) expansion of the Company's incentive share option plan (Proposal #3); (4) election of two trustees (Proposal #4); (5) amendment of the Company's trust agreement to clarify the definition of financing or leverage for the determination of the leverage limitation test (Proposal #5); and (6) adjournment of the annual meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals (Proposal #6).

By Notice of Annual Meeting dated September 5, 2003, the Annual Meeting was scheduled for October 29, 2003 at 10 a.m. At such time, the meeting was convened and the polls were opened. The polls were then only closed on Proposal #6 with shareholders voting to adjourn the meeting with respect to all other proposals in accordance with Proposal #6. Prior to adjournment of the meeting, the Chairman of the meeting announced that the adjourned meeting date would be November 17, 2003 at 10:00 a.m. at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York.

As of immediately prior to the meeting, based on the percentage of those shareholders who submitted proxies, all of the proposals had received votes in favor ranging from 72.18% to 91.49%. However, for all but Proposals #4 and #6, a majority of all of the Company's total outstanding common shares is required for approval and the Company has not received sufficient votes on those proposals. Specifically, the approximate proxy tallies were as follows: Proposal #1 -- 47.37% for and 3.58% against; Proposal #2 -- 47.12% for and 3.89% against; Proposal #3 -- 40.81% for and 10.03% against; Proposal #4 -- 86.83% for and 0% against; and Proposal #5 -- 38.28% for and 12.28% against.

Shareholders voted 77.47% in favor of Proposal #6 which authorizes adjourning the meeting and the Company will continue to solicit proxies from all shareholders for the remaining proposals in accordance with Proposal #6.

To clarify its original intent and in response to opposition from certain large shareholders, the Board of Trustees has agreed to adopt certain changes to Proposal #5 if it is approved. Specifically, Proposal #5 seeks to clarify the Company's leverage limitation in light of a recently announced accounting standard which requires certain financial instruments to be presented as liabilities that were previously presented as equity. Such instruments include the mandatory redeemable preferred shares which the Company, in accordance with the then applicable accounting standards, has historically treated as equity. These large shareholders have read Proposal #5 to mean that the Company is seeking to treat both existing and newly issued mandatory redeemable preferred shares as equity rather than debt. Pursuant to its right to amend the Company's trust agreement to surrender any right or power granted to


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


it, the Company's Board of Trustees has agreed that if Proposal #5 is adopted, it will only apply to the Company's existing mandatory redeemable preferred shares and any future issuances of such shares will be treated in accordance with the then applicable accounting standards for purposes of the leverage limitation.

The Company encourages all shareholders to read the Proxy Statement dated September 5, 2003 and to submit a proxy indicating how to vote their shares on the proposals prior to the adjourned meeting date. The Company may consider additional adjournments to allow shareholders additional time to vote on some or all of the proposals if sufficient votes have not been received as of the adjourned meeting date. Shareholders who need proxy materials or who desire to change their vote or revoke their proxy are encouraged to contact Charlotte Brown at the Altman Group at (201) 460-1200.

About the Company

CharterMac is one of the nation's leading full-service multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country. CharterMac's current revenue bond portfolio includes direct and indirect interests in revenue bonds securing over 33,800 units of multifamily housing in 24 states and the District of Columbia. For more information, please visit CharterMac's website at www.chartermac.com or contact the Shareholder Services Department directly at (800) 831-4826.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. You should review the risk factors contained in CharterMac's public filings and in the proxy materials that have been filed and distributed to shareholders in connection with the approval of the proposals to be voted on at the Annual Meeting for a discussion of the risks related to the proposed acquisition and the ownership of CharterMac's common shares. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.



                     Proposed Changes to Leverage Limitation
                     ---------------------------------------

If the Company's shareholders approve Proposal #5: "Amendment to the Company's Trust Agreement to Clarify the Leverage Limitation", the Company's Board of Trustees will amend Section 10.3 of the Company's trust agreement to read as follows:

10.3 Limitations. The Board of Trustees shall not have the authority without a Majority Vote (in which case the Board of Trustees shall have such authority) to incur aggregate financing or leverage (whether secured or unsecured) in excess of 50% of Total Market Value (calculated at the time any additional financing or leverage is incurred) (the "Leverage Limitation"). For purposes of this Section 10.3, preferred equity securities issued by the Company or its subsidiaries and outstanding as of October 31, 2003 (collectively the "Outstanding Preferred Securities") shall not be deemed to be "financing or leverage" notwithstanding the fact that SFAS 150 or any other existing or future accounting or other governmental rule and regulations would classify Outstanding Preferred Securities as liabilities. In addition, any assets or liabilities required to be consolidated into the Company's financial statements pursuant to FIN 46 or any other existing or future accounting or other governmental rules and regulations shall be factored into the calculation of the Leverage Limitation.


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